UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Textura Corporation
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NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held
February 3, 2014

To Stockholders of Textura Corporation:

Notice is hereby given that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Textura Corporation will be held on Monday, February 3, 2014 at 8:30 a.m., Central time, at the Company’s executive offices located at 1405 Lake Cook Road, Deerfield, Illinois 60015, for the following purposes:

Agenda Item	Board Vote Recommendation
1. To elect the Class I directors listed in the accompanying proxy statement to serve for a three year term expiring at our annual meeting of stockholders in 2017;	“FOR”

2. To approve the Textura Corporation Employee Stock Purchase Plan; and	“FOR”

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014.	"FOR"

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The preceding items of business are more fully described in the proxy statement accompanying this notice of the Annual Meeting. Included with the proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. This notice of Annual Meeting, proxy statement and form of proxy are being distributed to stockholders on or about January 3, 2014.

The Board of Directors of Textura Corporation has fixed the close of business on December 17, 2013 as the record date for the meeting. Only stockholders of record of our common stock at the close of business on December 17, 2013 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in our accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 3, 2014: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and the 2013 Letter from Our Chairman & CEO, are available free of charge on the Investor Relations section of our website at investors.texturacorp.com.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting and Procedural Matters.”

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Thank you for your ongoing support of Textura.

By Order of the Board of Directors of Textura Corporation

Ryan Lawrence
January 3, 2014	Chief Legal Officer and Secretary

Textura Corporation
1405 Lake Cook Road
Deerfield, IL 60015
(847) 457-6500
PROXY STATEMENT
The Board of Directors (“Board”) of Textura Corporation (“we,” “us,” “Textura” or the “Company”) is soliciting proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices located at 1405 Lake Cook Road, Deerfield, Illinois 60015 on Monday, February 3, 2014 at 8:30 a.m. Central time and any postponement or adjournment thereof (the “Annual Meeting”).
This Proxy Statement and the accompanying notice and form of proxy are first being distributed to stockholders on or about January 3, 2014.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?
Our Board has made these materials available to you in connection with the solicitation of proxies for use at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What proposals will be voted on at the Annual Meeting?
Three proposals will be voted on at the Annual Meeting:

•	The election of the three Class I directors specified in this Proxy Statement;

•	The approval of the Textura Corporation Employee Stock Purchase Plan; and

•	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014.

What are the Board’s recommendations?
Our Board recommends that you vote:

•	“FOR” the election of the three nominated Class I directors specified in this Proxy Statement (Proposal 1);

•	“FOR” the approval of the Textura Corporation Employee Stock Purchase Plan (Proposal 2); and

•	"FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014 (Proposal 3).

What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxy holders, Patrick Allin, Jillian Sheehan, and Ryan Lawrence, or any of them, will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who is entitled to vote?
Stockholders of record at the close of business on December 17, 2013 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, there were 24,869,077 shares of our common stock outstanding. Each share of common stock is entitled to one vote on all matters being considered at the Annual Meeting.

What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the shares of our common stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. Both abstentions and broker non-votes (discussed under "What vote is required to approve each item?") are counted for the purpose of determining the presence of a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record. If your shares are registered directly in your name with Textura’s transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record”, with respect to those shares. Stockholders of record received printed proxy materials directly from us.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or nominee, who is considered with respect to those shares the stockholder of record, forwarded the proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by completing the voting instruction form. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How do I vote?
You may vote using any of the following methods:

•	By Mail
Stockholders of record of common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf as follows:

•	“FOR” the election of the three nominated Class I directors specified in this Proxy Statement (Proposal 1);

•	“FOR” the approval of the Textura Corporation Employee Stock Purchase Plan (Proposal 2); and

•	"FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014 (Proposal 3).

Textura stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

•
By Internet — Stockholders of record of our common stock with internet access may submit proxies by following the internet voting instructions on their proxy cards. Most Textura stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability.

•
By Telephone — Stockholders of record of our common stock who live in the United States or Canada may submit proxies by following the telephone voting instructions on their proxy cards. Most Textura stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

•
In Person at the Annual Meeting — Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone, or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.
What vote is required to approve each item?

Item	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 — The election of Class I directors	Plurality of Votes Cast	No

Proposal 2 — Approval of the Textura Corporation Employee Stock Purchase Plan	Majority of the Shares Present in Person or Represented by Proxy and Entitled to Vote	No

Proposal 3 — The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014	Majority of the Shares Present in Person or Represented by Proxy and Entitled to Vote	Yes

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than three directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.

With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposals 2 and 3, the abstention will have the same effect as an AGAINST vote.
If you hold your shares beneficially in street name and do not provide your broker with voting instructions, the brokerage firm has the discretion to vote the shares on your behalf if the proposal is considered a "routine" matter. When a proposal is not a "routine" matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." Proposals 1 and 2 are not considered "routine" matters but the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 3) is considered a "routine" matter. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes would be counted for the purpose of determining a quorum, they will not affect the outcome of any matters being voted on at the Annual Meeting.

How are proxies solicited?
The costs and expenses of soliciting proxies from stockholders will be paid by the Company. Employees, officers and directors of the Company, without additional compensation, may solicit proxies. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of our common stock.

What is the deadline for stockholder proposals for the 2015 Annual Meeting?
For your proposal to be considered for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2015, we must receive your written proposal no later than September 5, 2014. In addition, be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials and other applicable laws. Although our Board will consider all proposals, it has the right to omit any proposals it is not required to include. For you to raise a proposal (including director nominations) at next year’s annual meeting that will not be included in our proxy statement, we must receive written notice of the proposal between October 29, 2014 and November 28, 2014 (assuming the meeting is held not more than 30 days before or more than 60 days after February 3, 2015). All notices of proposals by stockholders, whether or not intended to be included in the Company’s proxy materials, should be sent to Textura Corporation, 1405 Lake Cook Road, Deerfield, Illinois 60015, Attention: Corporate Secretary.  In addition, any proposal must satisfy all of the other requirements set forth in our amended and restated bylaws and all applicable laws.

What are the fiscal year end dates?
This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and additional information about Textura and its executive officers and directors. Some of the information is provided as of the end of our 2012 or 2013 fiscal years and some information is provided as of a more current date. Each of our fiscal years ends on September 30.

How can I obtain directions to the Annual Meeting?
If you wish to attend the Annual Meeting and vote in person, you may contact our reception desk at 847-457-6500 to obtain directions to our executive offices.

PROPOSAL 1
ELECTION OF DIRECTORS

Board of Directors and Nominees
Our Board currently consists of nine members. Our restated certificate of incorporation, as amended, provides that only our Board may increase or decrease the size of our Board and fill vacancies on our Board until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors.
Our restated certificate of incorporation, as amended, and our amended and restated bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. Each director's term continues until the election and qualification of his successor, or his earlier death, resignation or removal. Our directors are divided among the three classes as follows:

•	the Class I directors are Edward Chandler, David Habiger and General Peter Pace, and their terms will expire at the Annual Meeting;

•	the Class II directors are Gregory Besio, Matthew Botica and David Patterson, and their terms will expire at the annual meeting of stockholders to be held in 2015; and

•	the Class III directors are Patrick Allin, R. Michael Murray, Jr. and Robert Wayman, and their terms will expire at the annual meeting of stockholders to be held in 2016.
Three candidates have been nominated for election as Class I directors at the Annual Meeting for a three-year term expiring at our annual meeting of stockholders in 2017. Upon recommendation of our nominating and corporate governance committee, the Board has nominated Edward Chandler, David Habiger and General Peter Pace for re-election as Class I directors. Biographical information about each of the nominees is contained in the following section.
Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.

Information Regarding the Nominees and Directors
Names of the nominees and directors, their ages, and certain biographical information about them are set forth below:

Name	Age	Position
Patrick J. Allin	62	Chairman, Chief Executive Officer, and Director
Gregory J. Besio (1)	56	Director
Matthew J. Botica (2)(3)	62	Director
Edward K. Chandler (1)	55	Director
David Habiger (2)	44	Director
R. Michael Murray, Jr. (2)	74	Director
General Peter Pace (3)	68	Director
David G. Patterson (3)	66	Director
Robert P. Wayman (1)	68	Director

(1)	Member of our audit committee

(2)	Member of our compensation committee

(3)	Member of the nominating and corporate governance committee
Patrick J. Allin has been our Chairman and Chief Executive Officer since co-founding our company in September 2004. Prior to co-founding Textura, Mr. Allin served as a senior client delivery partner, Chief Operating Officer and Chief Financial Officer of the Global Consulting Practice at PricewaterhouseCoopers LLP. Earlier in his career, Mr. Allin served in a number of executive positions, including President, at Moore Business Forms North America and as an audit partner at PriceWaterhouse. Mr. Allin holds a Bachelor of Commerce degree in commerce and economics from the University of Toronto and is a Canadian Chartered Accountant. Mr. Allin brings to our board of directors extensive experience with Textura's business and operations as a founder of our company.
Gregory J. Besio has been a director since June 2011. Since July 2011, Mr. Besio has been the Executive Vice President and Chief Human Resources Officer of Aon plc, a global risk management, insurance, and human resources solution company. From May 2007 to July 2011, Mr. Besio held a number of executive positions at Aon, including head of global strategy and Chief Administrative Officer. Previously, Mr. Besio worked for Motorola, a technology solutions company, where he held roles including Corporate Vice President, Mobile Devices Software and global head of Motorola's Corporate Strategy team. Mr. Besio received a B.S. in chemical engineering from the University of Notre Dame, an M.A. and a Ph.D. from Princeton University in the same discipline, and an M.B.A. from the University of Chicago. Mr. Besio brings to our board extensive experience in corporate strategy and technology gained as a business executive.
Matthew J. Botica has been a director since March 2013. From 1998 until January 2013, Mr. Botica served as an equity partner in the restructuring and insolvency group of Winston & Strawn LLP, an international law firm. Effective February 1, 2013, Mr. Botica began a six year phase out from the day to day practice of law at Winston &

Strawn. Mr. Botica will remain an income partner during that time period. Prior to joining Winston & Strawn, Mr. Botica served as the managing partner of Hopkins & Sutter, a Chicago-based law firm. Mr. Botica serves on a number of civic and charitable boards of directors, including Boston College and the Chicago Jesuit Academy. Mr. Botica is a fellow of the American College of Bankruptcy and has been honored numerous times in The Best Lawyers in America for bankruptcy and credit-debtor rights law and in the Chambers USA directory. Mr. Botica received a B.A. in economics from Boston College and a J.D. from Harvard Law School. Mr. Botica acted as a legal advisor to our company and our board in recent years. In addition to his knowledge of our company, Mr. Botica brings to our board more than 30 years of legal experience in the debt capital markets and other related areas working with institutional lenders, trustees, government agencies and others.
Edward K. Chandler has been a director since December 2012. Since 1996, Mr. Chandler has been a Managing Director of Portage Venture Partners, a venture capital firm he founded; additionally he is a Managing Director of the general partner of the Portage Venture Funds, the Graystone Venture Fund and the Draper Fisher Jurvetson Portage Fund. Prior to that, Mr. Chandler formed Prairie Capital to acquire the venture portfolio of the Continental Illinois Bank, whose venture capital affiliates he joined in 1984. Mr. Chandler serves on a number of not-for-profit boards of directors, including The Wetlands Initiative and the Otho Sprague Memorial Institute, as well as the boards of directors of a number of private companies. Mr. Chandler received a B.A. in economics from Yale University and an M.B.A. from Harvard Business School. Mr. Chandler brings to our board extensive knowledge of rapidly-growing technology companies and experience as a venture capitalist.
Dave Habiger has been a director since December 2012. From July 2011 until its sale in August 2012, Mr. Habiger served as the Chief Executive Officer of NDS Group, a software solutions company for the pay television industry. From 2005 to March 2011, Mr. Habiger was the President and Chief Executive Officer of Sonic Solutions, a computer software company. Mr. Habiger is a Senior Advisor to Silver Lake Partners and a Venture Partner at Pritzker Group. Mr. Habiger serves on the advisory board for the Polsky Center for Entrepreneurship at the University of Chicago, and on the boards of directors of a number of private companies. Mr. Habiger has been a director at Echo Global Logistics, a leading transportation management provider, since December 2012. Mr. Habiger has been a director of RealD Inc., a global licensor of 3D technologies, since August 2011, he has been a director at Control4 since September 2012 and served as a director of Sonic Solutions from October 2010 until March 2011. Mr. Habiger received a B.B.A. in business media from St. Norbert College and an M.B.A. from the University of Chicago. Mr. Habiger brings to our board extensive experience with the growth and development of technology companies, including service as a CEO at several public and private companies.
R. Michael Murray, Jr. has been a director since May 2006. Mr. Murray has, since 1999, been a Director Emeritus of McKinsey & Company, a global management consulting company, a firm he joined in 1967. From 1981 to 1990, he managed the firm's Chicago office, and has also led McKinsey's Strategy Practice and Organization Practice. He served on the firm's Director Committee for ten years and its Shareholder Committee for nine years. Mr. Murray serves on a number of civic and charitable boards of directors and committees thereof, including Boston College and the Aspen Music Festival. Mr. Murray received a B.S. in physics and an M.A. in mathematics from Boston College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Murray brings to our board extensive management, leadership and advisory experience gained over an extensive business career.
General Peter Pace (ret.) has been a director since December 2012. From January 2008 to December 2011, General Pace was CEO of Steven Myers and Associates Strategic Advisors, a consulting firm. General Pace retired from active duty on October 1, 2007, after more than 40 years of service in the United States Marine Corps, most recently as the Chairman of the Joint Chiefs of Staff from September 2005 until October 2007 and prior to that as the Vice Chairman of the Joint Chiefs of Staff from October 2001 to August 2005. Earlier in his career, General Pace held numerous leadership positions in the Marine Corps, including Commander, U.S. Marine Corps Forces, Atlantic/Europe/South, and Deputy Commander/Chief of Staff, U.S. Forces Japan, and served in Somalia, Vietnam, Thailand, and Korea. In June 2008, General Pace was awarded the Presidential Medal of Freedom, the United States' highest civilian honor. General Pace has served on the boards of directors of numerous charitable and civic organizations, including the Secretary of Defense's Defense Policy Board and the Marine Corps Law Enforcement Foundation. General Pace also serves on the boards of directors of several private companies. General Pace has served as a director of AAR Corp, a provider of products and services to the aviation and defense markets, since January 2011; Qualys, Inc., a provider of cloud security and compliance solutions, since May 2009; and Pike Electric Corporation, a provider of energy solutions, since February 2010. General Pace holds a B.S. in engineering from the United States Naval Academy. He holds an M.S.A. from George Washington University, attended the Harvard University Senior Executives in National and International Security program, and graduated from the National War College. General Pace brings to our board extensive leadership and management skills, as well as broad international service and experience.
David G. Patterson has been a director since August 2010. Since 1989, Mr. Patterson has served as the Chief Executive Officer and Chairman of Northwater Capital Management, Inc., a venture capital company he founded in 1989. Previously, Mr. Patterson served as the President of Security Pacific Futures Inc. and Director of Futures and Options at Burns Fry Limited. Mr. Patterson is a former Governor of The Montreal Exchange and Chairman of the Commodity Futures Advisory Board of Ontario of the Ontario Securities Commission. Mr. Patterson also serves on the boards of directors of a number of private companies. Mr. Patterson received an Honours B.A. from Trent University, and an M.B.A. from the University of Toronto. Mr. Patterson brings to our board extensive experience in investments and corporate finance.
Robert P. Wayman has been a director since September 2008. In January 2007, Mr. Wayman retired from his position as Chief Financial Officer of Hewlett-Packard Company, a multinational information technology company, a position he held since 1984, and as HP's Executive Vice President, Finance and Administration, a position he held since 1992. During his 36-year career with HP, Mr. Wayman also served as HP's interim Chief Executive Officer from February 2005 until March 2005, and as a member of HP's board of directors from 1993 to 2002 and from February 2005 until March 2007. Mr. Wayman is currently a director of Affymetrix, Inc. and CareFusion Corporation and previously served as a director of Sybase Inc. Mr. Wayman received a B.S. in engineering and an M.B.A. from Northwestern University. Mr. Wayman brings to our board extensive business and executive leadership experience, including as a chief financial officer.
The Board recommends a vote “FOR” the election of Edward Chandler, David Habiger and General Peter Pace as Class I directors.

CORPORATE GOVERNANCE MATTERS

Board Meetings and Committees
Our Board held 12 meetings during fiscal 2013. Each of our directors (other than General Pace) attended at least 75% of the aggregate number of meetings held by the Board and the committees on which the director served when such director was a member of the Board. General Pace attended approximately 71% of the aggregate number of meetings held by the Board and the committees on which he served when he was a member of the Board.
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The audit committee, compensation committee and nominating and corporate governance committee all operate under charters approved by our Board, which charters are available on our website at investors.texturacorp.com — “Corporate Governance” — “Board Committees.”
The non-management members of the Board also meet in executive session without management present on a regular basis. Mr. Murray, our lead director, serves as presiding director of these executive sessions.
Audit Committee
Our audit committee is comprised of Mr. Besio, Mr. Chandler and Mr. Wayman, each of whom is a non-management member of our Board. Mr. Wayman is the Chairman of our audit committee and also an audit committee financial expert, as that term is defined under applicable SEC rules. Our audit committee is responsible for, among other things:

•	overseeing matters relating to our financial reporting processes and systems;

•	overseeing the quality and integrity of our financial statements;

•	our compliance with certain regulatory requirements and internal accounting controls;

•	reviewing the performance of our independent registered public accounting firm; and

•	overseeing policies associated with financial risk assessment and risk management.
The audit committee held four meetings during fiscal year 2013. The report of the audit committee is included in this Proxy Statement on page 39.
Compensation Committee
Our compensation committee is comprised of Mr. Botica, Mr. Habiger and Mr. Murray. Mr. Murray is the Chairman of our compensation committee. The compensation committee is responsible for, among other things:

•	determining the various elements of executive compensation; and

•	administering of our executive compensation programs, including our 2008 Stock Incentive Plan and 2013 Long Term Incentive Plan.

The compensation committee held six meetings during fiscal year 2013.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Mr. Botica, Mr. Patterson and General Pace. Mr. Botica is the Chairman of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things:

•	considering matters related to corporate governance;

•	developing general criteria regarding the qualifications and selection of board members; and

•	recommending candidates for election to our Board.
The nominating and corporate governance committee did not hold a meeting during fiscal year 2013.
Board Role in Risk Oversight
Risk assessment and oversight are integral parts of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. From time to time, senior management reviews these risks with our Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to address such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.
Compensation Committee Interlocks and Insider Participation
During fiscal 2013, our compensation committee was composed solely of independent directors: Mr. Botica, Mr. Habiger, Mr. Murray and, prior to March 2013, Mr. Wayman. No member of our compensation committee during fiscal 2013 was an employee or officer or former employee or officer of Textura. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board or its compensation committee during fiscal 2013. A trust established for the benefit of Mr. Wayman and his family members participated in the February 2013 financing of the company pursuant to which such trust purchased $500,000 of 10% non-convertible notes of the Company. See “Certain Relationships and Related Person Transactions.”

Board Leadership Structure
Our Board believes that our Chief Executive Officer, Mr. Allin, is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Our Board believes that unification of these positions provides for a single vision for our company and results in an effective and efficient organizational structure.
Mr. Murray serves as our lead director and, in such role, generally coordinates the activities of the independent directors and performs such other duties as our Board may determine, including (among other things):

•	Acting as liaison between the independent directors, on the one hand, and the Chairman and Chief Executive Officer, on the other hand;

•	Reviewing and providing input on meeting agendas for the Board and working with the Chairman and Chief Executive Officer to facilitate timely and appropriate information flow to the Board; and

•	Serving as the contact person for interested parties to communicate directly with the independent directors.
Board Independence
Our common stock is listed on the NYSE. Under NYSE rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under NYSE rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Mr. Besio, Mr. Botica, Mr. Chandler, Mr. Habiger, Mr. Murray, General Pace, Mr. Patterson and Mr. Wayman, representing eight of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NYSE rules. Our Board also determined that Mr. Besio, Mr. Chandler and Mr. Wayman, who comprise our audit committee, Mr. Botica, Mr. Habiger and Mr. Murray, who comprise our compensation committee, and Mr. Botica, General Pace and Mr. Patterson, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable SEC rules and NYSE rules.

Policy for Director Recommendations
Our nominating and corporate governance committee is responsible for reviewing and making recommendations to our Board regarding nominations of candidates for election as a director of the Company.
A stockholder that wants to recommend a candidate for election to the Board should send the recommendation by letter to Textura Corporation, 1405 Lake Cook Road, Deerfield, IL 60015, Attn: Corporate Secretary. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership described below.
The nominating and corporate governance committee will use the following procedures to identify and evaluate any individual recommended for nomination to the Board at such time as the committee determines there is a need to replace a director or to add additional members to the Board:

•	The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources;

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the committee will consider the following:

•	The current size and composition of the Board and the needs of the Board and the respective committees of the Board; and

•
Without assigning any particular weighting or priority to any of these factors, such factors as talent and experience, diversity of background, including diversity of gender, race, ethnic or geographic origin and age, and experience in business, government and education and in engineering, construction, computer software, technology and other areas relevant to the Company’s activities are factors in the selection process. As a majority of the Board must consist of individuals who are independent, a nominee’s ability to meet the independence criteria established by the NYSE is also a factor in the nominee selection process.

•	The committee requires the following minimum qualifications, which are the desired qualifications and characteristics for Board membership, to be satisfied by any nominee for a position on the Board:

•	Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;

•	Have a genuine interest in the Company and recognition that as a member of the Board, each director is accountable to all stockholders of the Company, not to any particular interest group;

•	Have a background that demonstrates an understanding of business and financial affairs;

•	Be or have been in a senior position in a complex organization such as a corporation, university, major unit of government or large not-for-profit institution;

•	Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its stockholders;
•	Have the ability and be willing to spend the time required to function effectively as a director;
•	Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and
•	Have independent opinions and be willing to state them in a constructive manner.

•
If the committee determines that an additional or replacement director is required, the committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management.

For stockholders who wish to nominate a candidate for election to the Board (as opposed to only recommending a candidate for consideration by the nominating and corporate governance committee as described above), see the procedures discussed in “Questions and Answers About the Proxy Materials and the Annual Meeting — What is the deadline for stockholder proposals for the 2015 Annual Meeting? — Advance Notice of Director Nominations.”
Policies and Procedures for Communications with Directors
Stockholders and other interested parties wishing to contact one or more of our directors, including the non-management directors as a group, may do so by sending a letter to the director or the lead director, in each case c/o the Corporate Secretary at our principal executive offices at 1405 Lake Cook Road, Deerfield, Illinois 60015. Any such correspondence will be forwarded to the appropriate director or directors for review.

Attendance at Annual Meeting of Stockholders
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage, but do not require, directors to attend. Eight of our nine directors attended our annual meeting of stockholders in March 2013.
Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer and other principal executive and senior financial officers. The code of business conduct and ethics is available on our website at investors.texturacorp.com — “Corporate Governance” — “Code of Business Conduct & Ethics.” We will post on our website any amendments or waivers to the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or the NYSE.
Corporate Governance Principles
The Board has adopted Corporate Governance Principles that address the role and composition of, and policies applicable to, the Board. The nominating and corporate governance committee will periodically review the principles and report any recommendations to the Board. The Corporate Governance Principles are available on the Company’s website at investors.texturacorp.com — “Corporate Governance” — “Corporate Governance Principles.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of December 10, 2013, as to shares of our common stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of our common stock, (ii) each named executive officer, (iii) each of our directors and (iv) all of our directors and executive officers as a group. The information provided in the table is based on our records, information filed with the SEC and information furnished by the respective individuals or entities, as the case may be.
In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding all shares of our common stock subject to options or warrants held by that person or entity that are currently exercisable or exercisable within 60 days of December 10, 2013.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information available or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of All Shares of Common Stock
Greater Than 5% Stockholders
Northwater Capital Inc. and affiliated funds 181 Bay Street, Suite 4700 Toronto, ON, Canada M5J 2T3 (1)	4,900,508	19.8%
Federated Investors, Inc. 1001 Liberty Avenue Pittsburgh, PA 15222 (2)	1,455,100	5.9%
FMR LLC 82 Devonshire Street Boston, MA 02109 (3)	1,318,230	5.3%
Named Executive Officers and Directors
Patrick J. Allin (4)	1,280,792	5.2%
Michael Antis (5)	10,838	*
Jillian Sheehan (6)	101,819	*
Gregory J. Besio	—	*
Matthew J. Botica (7)	70,138	*
Edward K. Chandler (8)	97,616	*
David Habiger (9)	12,800	*
R. Michael Murray, Jr. (10)	357,806	1.4%
General Peter Pace	—	*
David G. Patterson (11)	4,900,508	19.8%
Robert P. Wayman (12)	303,421	1.2%
All Directors and Executive Officers as a Group (16 persons) (13)	8,164,097	32.9%

_______________
*    Represents less than 1.0%.

(1)
Based on the information disclosed in a Schedule 13D filed with the SEC on June 17, 2013 by Northwater Capital Inc and certain related entities reporting shared power to vote or direct the vote over 4,900,508 shares of common stock and shared power to dispose or direct the disposition of 4,900,508 shares of common stock. Includes 147,202 shares of common stock owned by Northwater Capital Inc.; 2,711,413 shares of common stock owned by Northwater Intellectual Property Fund LP 1; 633,146 shares of common stock owned by Northwater Intellectual Property Fund 2; 924,537 shares of common stock owned by Northwater Intellectual Property Fund LP 3A; warrants to purchase 37,018 shares of common stock owned by Northwater Capital Inc.; warrants to purchase 214,721 shares of common stock owned by Northwater Intellectual Property Fund LP 2; and warrants to purchase 231,971 shares of common stock owned by Northwater Intellectual Property Fund LP 3A. Northwater Intellectual Property Fund LP 1, Northwater Intellectual Property Fund LP 2 and Northwater Intellectual Property Fund LP 3A (the "Northwater Funds") are investment funds managed by Northwater Capital Management Inc., a registered investment advisor and a wholly owned subsidiary of Northwater Capital Inc.

(2)
Based on the information disclosed in a Form 13F-HR filed with the SEC on November 7, 2013 by Federated Investors, Inc. and certain related entities reporting sole power to vote or direct the vote over 1,455,100 shares of common stock and sole power to dispose or direct the disposition of 1,455,100 shares of common stock.

(3)
Based on the information disclosed in a Form 13F-HR filed with the SEC on November 14, 2013 by FMR LLC and certain related entities reporting sole power to vote or direct the vote over 233,330 shares of common stock and sole power to dispose or direct the disposition of 1,318,230 shares of common stock.

(4)
Includes 157,206 shares of common stock owned by Mr. Allin; 193,000 shares of common stock owned by trusts of which Mr. Allin or a member of his family are trustees; 336,814 shares of common stock owned by Windermere LLC, a family limited liability company controlled by Mr. Allin; and options to purchase 593,772 shares of common stock.

(5)	Consists of options to purchase 10,838 shares of common stock.

(6)	Consists of options to purchase 101,819 shares of common stock.

(7)	Includes 64,694 shares of common stock, and warrants to purchase 5,444 shares of common stock owned by the Botica Delta Trust of which Mr. Botica serves as trustee.

(8)	Includes 23,923 shares of common stock owned by Mr. Chandler and 73,693 shares of common stock owned by Longboat Partners, a partnership controlled by Mr. Chandler.

(9)	Consists of warrants to purchase 12,800 shares of common stock owned by the David C. Habiger Trust of which Mr. Habiger serves as trustee.

(10)
Includes 105,015 shares of common stock and warrants to purchase 8,285 shares of common stock owned by Mr. Murray; and 161,809 shares of common stock and warrants to purchase 15,995 shares of common stock owned by family limited partnerships controlled by Mr. Murray; and options to purchase 66,702 shares of common stock.

(11)
Includes all of the shares of common stock and warrants to purchase shares of common stock owned by Northwater Capital Inc. and the Northwater Funds that are described in Footnote 1. Mr. Patterson is the president of Northwater Capital Inc. and exercises investment and voting control over all of the shares owned by Northwater Capital Inc. and the Northwater Funds.

(12)
Includes 40,388 shares of common stock owned by Mr. Wayman and 151,451 shares of common stock and warrants to purchase 47,546 shares of common stock owned by a trust of which Mr. Wayman is trustee; and options to purchase 64,036 shares of common stock owned by Mr. Wayman.

(13)	Includes 6,234,360 shares of common stock; warrants to purchase 575,114 shares of common stock; and options to purchase 1,354,623 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy
Our Board has adopted a written related person policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. All of the transactions described below occurred prior to the adoption of this policy in connection with the Company’s initial public offering in June 2013 or were consummated based on terms established prior to such date.

Related Person Transactions
We describe below transactions and series of similar transactions, since October 1, 2012, to which we were a participant or will be a participant, in which:
• the amounts involved exceeded or will exceed $120,000; and
• any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.
First Midwest Bank
In 2007, we purchased property and constructed our headquarters building in Deerfield, Illinois. To finance the purchase and real estate improvements, over the course of 2007 through 2009 we borrowed $11.9 million under a construction loan agreement with First Midwest Bank. First Midwest Bancorp, Inc., an affiliate of First Midwest Bank, previously beneficially owned more than 5% of our outstanding common stock. The construction agreement was subsequently modified in 2009 and 2011. In fiscal 2013, we paid principal and interest under the loan of $500,000 and $586,789, respectively. In October of 2013, we repaid in full the outstanding indebtedness under the construction loan agreement, which was approximately $10.3 million.
Aon Risk Services
In 2009, we entered into a referral agreement with Aon Risk Services Central, Inc. ("ARSC"). Aon Risk Services Companies, Inc., an affiliate of ARSC, previously beneficially owned more than 5% of our outstanding common stock. Such agreement compensates ARSC for customer referrals based on revenues we generate related to those customers. A warrant to purchase 20,000 shares of our common stock was issued pursuant to the referral agreement in the year ended September 30, 2010. An additional warrant to purchase 7,500 shares of our common stock was issued pursuant to the referral agreement in the quarter ending September 30, 2013. We are obligated under the referral agreement to issue to ARSC warrants to purchase up to an additional 207,500 shares of common stock based on the achievement of various milestones. In addition, in 2010, we and ARSC entered into a service agreement, pursuant to which we were paid $1,000,000 in advance for software development services to improve ARSC's software. This payment was deferred and recognized as revenue as development services were provided. The deferred revenue balance accrues interest and is increased by a portion of the referral fees due to ARSC (the "Credit Bank"); the remainder of the referral fees due is paid in cash. The Credit Bank balance was approximately $844,000 as of September 30, 2012 and was classified as long-term deferred revenue. The Credit Bank balance was approximately $911,000 as of September 30, 2013; $890,000 of which was classified as a current liability, and $21,000 of which was classified as short-term deferred revenue. We also provide hosting services to ARSC for a fixed annual fee of less than $120,000.
Convertible Debentures Financings
Certain of our directors and 5% stockholders participated in our convertible debenture financing in 2011. The following table summarizes the principal amount of 8% convertible debentures and attached warrants purchased by each of our directors and 5% stockholders in connection with such financing. On December 31, 2012, the affiliates of Northwater Capital Inc. exercised their option to convert their convertible debentures and accrued interest thereon into shares of common stock. All remaining convertible debentures and accrued interest thereon were converted into shares of common stock in connection with our initial public offering. The number of shares of common stock issued upon conversion is set forth in the following table.

	2011 Convertible Debentures
Name	Principal Amount	Attached Warrants	Number of shares of common stock issued upon conversion
Affiliates of Northwater Capital Inc.	$11,284,848	250,826	826,166
Peter de Roetth, affiliates and family members (1)	228,808	5,084	17,224
H. Patrick Hackett, Jr. and affiliates (1)	1,253,211	27,854	94,955
Robert P. Wayman and affiliates	250,000	5,556	8,771
(1) In fiscal 2013, Mr. de Roetth and Mr. Hackett were members of our Board until their resignations in November 2012.

Non-Convertible Debt Private Placement
In the second quarter of fiscal 2013, certain of our directors and 5% stockholders participated in our private placement of 10% unsecured non-convertible notes due 2016. The following table summarizes the principal amount of notes purchased by each of our directors and 5% stockholders in connection with such private placement, the number of warrants to purchase our common stock issued in connection with such purchase and the total amount of interest paid on the notes while they remained outstanding. All of the notes were repaid with the proceeds of our initial public offering.

Name	Principal Amount	Warrants	Total Interest Paid
An affiliate of Northwater Capital Inc.	$2,000,000	25,600	$77,260
The David C. Habiger Trust	1,000,000	12,800	37,808
The Wayman Family Trust	500,000	6,400	17,945

EXECUTIVE OFFICERS
The names of the Company’s executive officers, their ages, their positions with the Company and other biographical information are set forth below.

Name	Age	Position
Patrick J. Allin	62	Chairman, Chief Executive Officer and Director
William Eichhorn	61	Executive Vice President
Howard Niden	56	Executive Vice President and Chief Solutions Architect
Jillian Sheehan	35	Executive Vice President and Chief Financial Officer
Franco Turrinelli	50	Executive Vice President, Corporate Development
Michael Antis	35	Executive Vice President, Client Services
David Kelly	44	Executive Vice President, Client Services
Ryan Lawrence	34	Senior Vice President, Chief Legal Officer
Patrick J. Allin has been our Chairman and Chief Executive Officer since co-founding our company in September 2004. Biographical information concerning Mr. Allin is set forth above under "Information Regarding the Nominees and Directors".
William Eichhorn is a co-founder of Textura and has been an Executive Vice President since October 2004. Prior to joining Textura, Mr. Eichhorn was a partner at PricewaterhouseCoopers LLP, where he served as the North American e-Business and Midwest Strategy Practices Leader amongst other roles. Earlier in his career, Mr. Eichhorn was a consultant with McKinsey & Company. Mr. Eichhorn holds a B.A. in biology and English from Brandeis University and an M.B.A. from the University of Chicago.
Howard Niden is a co-founder of Textura and rejoined our company in June 2011 as an Executive Vice President and serves as our Chief Solutions Architect. From August 2004 to May 2011, Mr. Niden was the Global Chief Information Officer for Mayer Brown LLP, an international law firm. Earlier in his career, Mr. Niden held numerous positions with PricewaterhouseCoopers LLP including Global Chief Technology Officer for the consulting business. Mr. Niden holds an A.B. in political science and an M.B.A. from the University of Chicago.
Jillian Sheehan has been an Executive Vice President and our Chief Financial Officer since March 2011. Ms. Sheehan served as our Senior Vice President-Finance from March 2009 until March 2011 and as our Finance Manager from February 2006 until March 2009. Prior to joining Textura, Ms. Sheehan held accounting positions at Arthur Andersen LLP and Pasquesi Sheppard LLC. Ms. Sheehan holds a B.S. in accounting from Marquette University and an M.B.A. from DePaul University.
Franco Turrinelli has been our Executive Vice President of Corporate Development since January 2010. Prior to joining Textura, from July 1996 to December 2009, Mr. Turrinelli was employed by William Blair & Company LLC, an investment banking firm, where he held a number of positions in Equity Research including as a technology company analyst and Group Head of Technology Research. Mr. Turrinelli holds a Bachelor of Engineering in chemical engineering from Imperial College London and an M.B.A. from the University of Chicago.
Michael Antis has been an Executive Vice President of Client Services since April 2012. From March 2008 to April 2012, Mr. Antis served as our Vice President, Operations-U.S. West. Mr. Antis also held numerous other client service roles since joining Textura in July 2005. Prior to joining Textura, Mr. Antis was a Manager for Paragon Consulting Group, Inc. and Braun Consulting, Inc. Mr. Antis holds a B.S. in business process management and marketing from Indiana University.

David Kelly has been an Executive Vice President of Client Services since April 2012. From March 2008 to April 2012, Mr. Kelly served as our Vice President, Operations-U.S. Southwest and began his career in March 2005, as the manager of our first two clients. Prior to joining Textura, Mr. Kelly was a Senior Manager at Paragon Consulting Group, Inc. Mr. Kelly holds a B.S. in accounting from Eastern Illinois University.
Ryan Lawrence has been our Senior Vice President, Chief Legal Officer since February 2013. Prior to joining Textura, Mr. Lawrence served as the Assistant General Counsel of Oil-Dri Corporation of America from April 2012 to February 2013. From September 2006 to April 2012, Mr. Lawrence was an Associate in the Corporate and Securities Group at Mayer Brown LLP. Mr. Lawrence holds a B.S. in organizational business administration from the University of Illinois and a J.D. from The John Marshall Law School.

EXECUTIVE COMPENSATION
As an "emerging growth company," we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Throughout this Proxy Statement, these three officers are referred to as our named executive officers.

For fiscal 2013, our formal annual compensation review process took place in the first quarter of fiscal 2014 after the results of fiscal 2013 were known. Our compensation committee evaluated the performance of our chief executive officer and made recommendations with regard to his compensation to our Board for approval. Our chief executive officer reviewed the performance of our executive officers, including the named executive officers (other than himself), with our compensation committee and made recommendations to our compensation committee with regard to each executive officer’s compensation (other than himself). Our compensation committee considered such recommendations and then made its own recommendations with regard to each executive officer’s compensation (other than the chief executive officer) to our Board for approval.

For fiscal 2013, our compensation committee retained Meridian Compensation Partners, LLC (“Meridian”) to assist it in assessing the competitiveness of our executive compensation programs and aid in the transition of our compensation programs from a private company to a public company structure. For fiscal 2013, Meridian was engaged to:

•	Provide data for the establishment of a peer group of companies as a reference source for assessing competitive compensation practices;

•	Review and assess our current director, chief executive officer and other executive officer compensation practices and equity profile relative to market practices; and

•	Review and assess our current compensation programs relative to market to determine any changes that may need to be implemented in order to remain competitive with our peer group.

Meridian does not provide any other services to us. Our compensation committee evaluated the independence of Meridian and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the committee.

Fiscal 2013 Summary Compensation Table
The following table presents information concerning the total compensation of our named executive officers for services rendered to us in all capacities during the fiscal years ended September 30, 2012 and 2013:
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Patrick J. Allin	2013	$455,000	$853,125		$—	$2,729,512	$6,483	$4,044,120
Chairman & Chief Executive Officer	2012	455,000	690,000		—	677,899	8,926	1,831,825

Michael Antis	2013	245,000	257,250		687,508	653,786	4,289	1,847,833
Executive Vice President, Client Services	2012	212,500	75,000		—	196,664	6,600	490,764

Jillian Sheehan	2013	280,000	419,000	(4)	151,875	455,542	4,528	1,310,945
Executive Vice President and Chief Financial Officer	2012	253,750	215,000		—	362,048	8,120	838,918

(1)
During fiscal 2013, we awarded restricted stock units to Mr. Antis and Ms. Sheehan in the amount of 21,892 and 10,125 units, respectively. The amounts reported in the stock awards column for fiscal 2013 represent the grant date fair value of the restricted stock units granted to the named executive officers, as computed in accordance with ASC 718 without regard to estimated forfeitures.  The assumptions used in calculating the grant date fair value of these restricted stock units reported are set forth in Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2013.  During fiscal 2012, we awarded restricted stock units to Mr. Allin, Mr. Antis and Ms. Sheehan in the amount of 78,750, 10,154 and 18,692 units, respectively. The grant date fair value of the restricted stock units was $1,025,719 for Mr. Allin, $132,256 for Mr. Antis and $243,463 for Ms. Sheehan. However, the restricted stock units were awarded with a contingency that they would not become payable in cash or shares of our stock unless there were a change in control of our company or our company completed an initial public offering and the agreements were terminated in connection with the initial public offering. As neither a change in control nor initial public offering was determined to be probable, we did not recognize any share-based compensation expense for these awards until June 2013 in connection with the Company's initial public offering. Accordingly, the amount of compensation reflected in the Stock Awards column in this table is $0.

(2)
During fiscal 2013, we awarded options to Mr. Allin, Mr. Antis, and Ms. Sheehan to purchase 389,148, 55,909 and 65,380 shares of our common stock, respectively. During fiscal 2012, we awarded options to Mr. Allin, Mr. Antis, and Ms. Sheehan to purchase 104,686, 30,370, and 55,910 shares of our common stock, respectively. The disclosed amounts represent the grant date fair value of options granted during fiscal 2012 and fiscal 2013. The assumptions used in determining the grant date fair value of options are described in Note 14 of our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2013.

(3)
For fiscal 2012, the reported amounts include 401(k) plan matching contributions and the cost of life insurance premiums for each executive for fiscal 2012. For fiscal 2013, the reported amounts include the cost of life insurance premiums for Mr. Allin, Mr. Antis and Ms. Sheehan of $2,970, $1,336 and $1,484, respectively, and the cost of financial planning services for Mr. Allin, Mr. Antis and Ms. Sheehan of $3,513, $2,953 and $3,044, respectively. The reported amounts for fiscal 2013 do not include a 401(k) plan matching contribution of a maximum of $7,500 that each named executive officer may be entitled to for contributions made by such officer in calendar 2013. Any such matching contribution will be made in March 2014.

(4)	Includes a special bonus of $125,000 awarded in connection with our initial public offering.
The restricted stock units granted in fiscal 2013 vest ratably, in annual installments over three years, beginning on the first anniversary of the grant date. The stock options granted in fiscal 2013 vest ratably, in quarterly installments of 1/12 of the total beginning on the date that is three months from the grant date and in equal installments every three months thereafter. The executive must be employed on the applicable vesting date in order for the restricted stock units and stock options to vest. Both unvested and vested restricted stock units and stock options are forfeited immediately upon the executive's termination of employment for cause. The stock options expire on the 10th anniversary of the grant date, unless they are exercised before then or expire prior thereto pursuant to the terms of the grant.

The restricted stock units granted in fiscal 2012 would normally have vested in three equal annual installments on the first, second and third anniversaries of the grant date (or termination due to death or disability); however, the restricted stock units became fully vested upon termination of the restricted stock unit agreements in connection with our initial public offering. The vested restricted stock units are payable one year following the initial public offering.

The exercise price of the stock options granted in fiscal 2012 is $13.03 per share, the fair market value of our stock on the grant date, as determined by us. These stock options generally vest in quarterly installments on each three-month anniversary of the grant date over a three-year period from the grant date. The executive must be employed on the applicable vesting date in order to vest in the stock options. Both unvested and vested stock options are forfeited immediately upon the executive's termination of employment for cause. The stock options expire on the 10th anniversary of the grant date, unless they are exercised before then or expire prior thereto pursuant to the terms of the grant.

Outstanding Equity Awards at 2013 Fiscal Year-End
The following table presents information concerning all outstanding equity awards held by each of our named executive officers as of September 30, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options (#)- Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Patrick J. Allin	277,830	—	$16.26	5/2/2018
	76,668	—	$16.26	8/8/2018
	58,706	—	$16.26	10/29/2019
	12,916	—	$10.025	9/10/2020
	48,897	16,307	$10.025	6/2/2021
	52,338	52,348	$13.025	1/18/2022
	21,763	239,396	$15.00	6/7/2023
	—	127,989	$15.00	6/7/2023
Michael Antis	868	500	$10.025	8/3/2020	21,892	943,107
	—	15,186	$13.025	1/18/2022
	—	32,917	$15.00	6/7/2023
	—	20,000	$42.82	9/6/2023
Jillian Sheehan	24,000	—	$16.26	5/21/2019	10,125	436,185
	6,600	2,200	$10.025	9/10/2020
	20,625	9,375	$10.025	12/7/2020
	27,954	27,956	$13.025	1/18/2022
	5,448	59,932	$15.00	6/7/2023

(1)
Options granted to Mr. Allin vest as follows: 16,307 options vest in three installments on December 2, 2013, March 2, 2014 and June 2, 2014; 52,348 options vest in six installments on October 18, 2013, January 18, 2014, April18, 2014, July 18, 2014, October 18, 2014 and January 18, 2015; 239,396 options vest in eleven installments on December 7, 2013, March 7, 2014, June 7, 2014, September 7, 2014, December 7, 2014, March 7, 2015, June 7, 2015, September 7, 2015, December 7, 2015, March 7, 2016, and June 7, 2016; and 127,989 options vest in two installments on June 7, 2015 and June 7, 2016.

Options granted to Mr. Antis vest as follows: 15,186 options vest on July 18, 2014; 32,917 options vest in eleven installments on December 7, 2013, March 7, 2014, June 7, 2014, September 7, 2014, December 7, 2014, March 7, 2015, June 7, 2015, September 7, 2015, December 7, 2015, March 7, 2016, and June 7, 2016; and 20,000 options vest in twelve installments on December 6, 2013, March 6, 2014, June 6, 2014, September 6, 2014, December 6, 2014, March 6, 2015, June 6, 2015, September 6, 2015, December 6, 2015, March 6, 2016, June 6, 2016 and September 6, 2016.

Options granted to Ms. Sheehan vest as follows: 2,200 options vest in four installments on December 10, 2013, March 10, 2014, June 10, 2014 and September 10, 2014; 9,375 options vest in five installments on December 7, 2013, March 7, 2014, June 7, 2014, September 7, 2014 and December 7, 2014; 27,956 options vest in six installments on October 18, 2013, January 18, 2014, April 18, 2014, July 18, 2014 and October 18, 2014; and 59,932 options vest in eleven installments on December 7, 2013, March 7, 2014, June 7, 2014, September 7, 2014, December 7, 2014, March 7, 2015, June 7, 2015, September 7, 2015, December 7, 2015, March 7, 2016, June 7, 2016.

(2)
Restricted stock units granted to Mr. Antis vest as follows: 8,983 restricted stock units vest in three installments on June 7, 2014, June 7, 2015 and June 7, 2016; and 12,909 restricted stock units vest in three installments on September 6, 2014, September 6, 2015 and September 6, 2016.

Restricted stock units granted to Ms. Sheehan vest as follows: 10,125 restricted stock units vest in three installments on June 7, 2014, June 7, 2015 and June 7, 2016.
(3)
The market value of unvested restricted stock units is calculated by multiplying the number of unvested units held by the applicable named executive officer by the closing price of our common stock on September 30, 2013, which was $43.08.

In addition to the restricted stock units listed in the table above, Mr. Allin, Mr. Antis and Ms. Sheehan owned the following restricted stock units as of September 30, 2013: Mr. Allin (87,376), Mr. Antis (25,438), and Ms. Sheehan (37,380). These restricted stock units are fully vested and are payable one year following our initial public offering.

Defined Contribution Plan
We maintain a tax-qualified defined contribution plan that covers all eligible employees who are over age 21. The plan permits employees to make pre-tax contributions and provides for discretionary employer matching contributions and profit sharing contributions. Employer contributions vest over five years.

Employment Agreements with Executive Officers
Patrick J. Allin. We entered into an employment agreement (the "2010 Agreement") with Patrick J. Allin, our Chief Executive Officer, on October 1, 2010.
The 2010 Agreement with Mr. Allin specified an annual base salary of $455,000, with an annual review by our Board or compensation committee, to determine whether to adjust Mr. Allin's base salary.
The 2010 Agreement specified that Mr. Allin would be eligible to participate in any performance bonus plans, long-term incentive plans and equity-based compensation plans established by our company for its officers. The agreement specified that Mr. Allin would be eligible for a target bonus contingent upon achievement of performance goals set by our Company, as determined by our Board or a relevant committee of the Board. The agreement provided that Mr. Allin's target bonus for years subsequent to fiscal 2010 would not be less than 200% of base salary. However, for fiscal 2012 our Board and Mr. Allin agreed to a revised target bonus of 162.5% of base salary.
We entered into a new employment agreement (the "2013 Agreement") with Mr. Allin on March 28, 2013 and such agreement superseded the 2010 Agreement described above.
The 2013 Agreement continues until September 30, 2016, and is automatically extended for two-year periods commencing October 1, 2016, unless we or Mr. Allin deliver a notice of non-continuation before March 31, 2016 or any subsequent March 31 prior to the expiration of the applicable two-year period.
The 2013 Agreement maintains Mr. Allin's annual base salary of $455,000. The base salary will be reviewed annually by our Board or compensation committee to determine whether to adjust Mr. Allin's base salary; provided that the annual base salary cannot be reduced without Mr. Allin's consent. Our Board and compensation committee have increased Mr. Allin's annual base salary to $535,000 for fiscal year 2014.
The 2013 Agreement specifies that Mr. Allin is eligible to participate in any performance bonus plans, long term incentive plans and equity-based compensation plans established by our Company for its officers. The 2013 Agreement further specifies that Mr. Allin is eligible for a target bonus contingent upon achievement of performance goals set by our Company, as determined by our Board or a relevant committee of the board. The 2013 Agreement provides that Mr. Allin's target bonus for each fiscal year during the term of the agreement will not be less than 125% of his base salary; provided that the actual amount of such bonus may range from 0% to 187.5% of his base salary depending on the level of achievement of the performance goals set by our Company.
Under the 2013 Agreement, Mr. Allin is eligible to participate in all employee benefits plans and other benefits programs made available to similarly situated executive employees.
As part of the 2013 Agreement, Mr. Allin is entitled to payments upon termination of his employment for death or disability, termination by us without cause or termination by him for good reason. If Mr. Allin's employment is terminated due to his death or disability, he, or his estate, as applicable, will receive a lump sum payment equal to the higher of his actual bonus paid for the immediately preceding year or the target bonus for the year of termination. If we terminate Mr. Allin's employment other than for cause, or he terminates for good reason, he will receive (a) salary continuation for 24 months, (b) a bonus payment for the year of his termination equal to the greater of the target bonus for the year of termination or the average bonus received by Mr. Allin for the last three completed fiscal years prior to the year of termination, (c) 24 months of medical, dental and vision coverage at the same cost to Mr. Allin as in effect on the day of his termination, (d) immediate vesting of any outstanding equity and equity-based awards (other than awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) and an extended period to exercise options and (e) outplacement services with a value not to exceed $25,000. If we do not renew Mr. Allin's employment agreement and terminate his employment without cause in connection with such non-renewal, he will receive the same benefits as described in the previous sentence except that the salary continuation and the medical, dental and vision coverage will only be provided for 12 months rather than 24 months. Finally, if we terminate Mr. Allin's employment other than for cause (including following a nonrenewal of his employment agreement), or he terminates for good reason, in each case during the 24 month period following a change in control of the company, he will receive (a) salary continuation for 24 months, (b) a bonus payment for the year of his termination equal to two times the greater of (i) the target bonus for the year of termination or the year in which the change in control event occurred or (ii) the average bonus received by Mr. Allin for the last three completed fiscal years prior to the year of termination, (c) 24 months of medical, dental and vision coverage at the same cost to Mr. Allin as in effect on the day of his termination, (d) immediate vesting of any outstanding equity and equity-based awards (other than awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code) and an extended period to exercise options and (e) outplacement services with a value not to exceed $25,000. Severance benefits are generally conditioned on Mr. Allin's execution and delivery of a release of claims.
"Good reason" is generally defined as a material diminution in base compensation, authority, duties or responsibilities as CEO, or the budget over which he retains authority, a change in the location at which Mr. Allin must work for our company to a location outside of the Chicago metropolitan area or a material breach by us of the 2013 Agreement. A termination is only treated as a termination for good reason if Mr. Allin provides notice to our company within 90 days of the initial existence of a condition constituting good reason, we fail to cure such condition within 30 days following such notice and Mr. Allin terminates his employment within six months of the initial existence of such condition. "Cause" is generally defined as willful and continued failure to satisfactorily perform his duties after a written demand from us, willful misconduct or dishonesty, which injures our company, engaging in egregious misconduct involving serious moral turpitude, his refusal or failure to substantially comply with our rules, policies or code of business conduct, commission of an act that could result in his disqualification from being employed by our company, failure to cooperate in any internal investigation or external proceeding, or conviction or plea of no contest to a felony or other crime involving moral turpitude.
The 2013 Agreement requires Mr. Allin to reimburse us for certain compensation received by Mr. Allin and for certain profits realized by Mr. Allin from the sale of our stock in the event that we are required to prepare an accounting restatement which is due to material noncompliance with any financial reporting requirement under federal securities laws and which is a result of misconduct. The reimbursement obligation includes reimbursing us for (a) any bonuses, incentive-based compensation or equity-based compensation received from us during the 12 month period following the filing or public issuance of the document embodying such financial reporting requirement and (b) any profits realized by Mr. Allin from the sale of our stock during such 12 month period. Additionally, Mr. Allin agrees that any payments made to him in connection with his employment shall be subject to any compensation recovery policy adopted by us to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act or to comport with good corporate governance practices, as such policy may be amended from time to time.
The 2013 Agreement, among other things, also includes confidentiality provisions of an unlimited duration and non-competition, non-solicitation and non-disparagement restrictive covenants that extend for a period of two years following termination of Mr. Allin's employment. Finally, the 2013 Agreement provides Mr. Allin with the right to receive a tax gross-up payment in the event that any payments due to Mr. Allin pursuant to the 2013 Agreement or any other agreement between us and Mr. Allin are subject to the excise tax imposed pursuant to Sections 280G and 4999 of the Code by reason of being contingent on a change in control. The tax gross-up payment will be sufficient to cover the cost of such excise tax payment and any resulting taxes imposed on such payment.
Other Executive Officers. We entered into an employment agreement (the "Form Agreement") with Jillian Sheehan, our Executive Vice President and Chief Financial Officer, Michael Antis, our Executive Vice President, Client Services and certain other executive officers of our Company in April 2013. Pursuant to the terms of the applicable agreement,
Ms. Sheehan's initial annual base salary was be $280,000, and Mr. Antis' annual base salary was be $240,000, in each case with an annual review by our Board or compensation committee, to determine whether to adjust such base salary; provided that the base salary amount cannot be reduced without the executive's consent.

Our Board and compensation committee have increased Ms. Sheehan’s annual base salary to $325,000 and Mr. Antis’ annual base salary to $280,000 for fiscal year 2014.
Except for title and the amount of base salary specified above, the terms of the Form Agreement are generally the same for each executive as described below. The Form Agreement continues until the termination of employment of the executive pursuant to the terms of the agreement.
The Form Agreement specifies that the executive is eligible to participate in any performance bonus plans, long-term incentive plans and equity-based compensation plans established by our Company for its officers. The Form Agreement further specifies that the executive is eligible for a target bonus contingent upon achievement of performance goals set by our Company, as determined by our Board or a relevant committee of the Board. The Form Agreement provides that the target bonus for each fiscal year during the term of the employment agreement will not be less than 70% of the executive's base salary; provided that the actual amount of such bonus may range from 0% to 105% of base salary depending on the level of achievement of the performance goals set by our Company.
Under the Form Agreement, the executive is eligible to participate in all employee benefits plans and other benefits programs made available to similarly situated executive employees.
As part of the Form Agreement, the executive is entitled to payments upon termination of employment for death or disability, termination by us without cause or termination by the executive for good reason. If the executive's employment is terminated due to his or her death or disability, the executive, or his or her estate as applicable, will receive a lump sum payment equal to the higher of the actual bonus paid for the immediately preceding year or the target bonus for the year of termination. If we terminate the executive's employment other than for cause, or he or she terminates for good reason, the executive will receive (a) salary continuation for 12 months (18 months if the executive has been employed by the company for at least 5 years as of the date of termination), (b) a bonus payment for the year of termination equal to the greater of the target bonus for the year of termination or the average bonus received by the executive for the last three completed fiscal years prior to the year of termination, (c) 12 months (18 months if the executive has been employed by the company for at least 5 years as of the date of termination) of medical, dental and vision coverage at the same cost to the executive as in effect on the day of his or her termination, (d) immediate vesting of any outstanding equity and equity-based awards (other than awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code) and an extended period to exercise options and (e) outplacement services with a value not to exceed $25,000. Finally, if we terminate the executive's employment other than for cause, or he or she terminates for good reason, in each case during the 24 month period following a change in control of the company, the executive will receive (a) salary continuation for 24 months, (b) a bonus payment for the year of termination equal to two times the greater of the target bonus for the year of termination or the average bonus received for the last three completed fiscal years prior to the year of termination, (c) 24 months of medical, dental and vision coverage at the same cost to the executive as in effect on the day of his or her termination, (d) vesting of any outstanding equity and equity-based awards (other than awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code) and an extended period to exercise options and (e) outplacement services with a value not to exceed $25,000. Severance benefits are generally conditioned on the executive's execution and delivery of a release of claims.
"Good reason" is generally defined as a material diminution in base compensation, authority, duties or responsibilities, a change in the location at which the executive must work for our company to a location outside of the Chicago metropolitan area or a material breach by us of the Form Agreement.
A termination is only treated as a termination for good reason if the executive provides notice to our Company within 90 days of the initial existence of a condition constituting good reason, we fail to cure such condition within 30 days following such notice and the executive terminates his or her employment within six months of the initial existence of such condition. "Cause" is generally defined as willful and continued failure to satisfactorily perform the executive's duties after a written demand from us, willful misconduct or dishonesty, which injures our company, engaging in egregious misconduct involving serious moral turpitude, the executive's refusal or failure to substantially comply with our rules, policies or code of business conduct, commission of an act that could result in his or her disqualification from being employed by our company, failure to cooperate in any internal investigation or external proceeding, or conviction or plea of no contest to a felony or other crime involving moral turpitude.

The Form Agreement requires the executive to reimburse us for certain compensation received by the executive and for certain profits realized by the executive from the sale of our stock in the event that we are required to prepare an accounting restatement which is due to material noncompliance with any financial reporting requirement under federal securities laws and which is a result of misconduct. The reimbursement obligation includes reimbursing us for (a) any bonuses, incentive-based compensation or equity-based compensation received from us during the 12 month period following the filing or public issuance of the document embodying such financial reporting requirement and (b) any profits realized by the executive from the sale of our stock during such 12 month period. Additionally, the executive agrees that any payments made to him or her in connection with his or her employment shall be subject to any compensation recovery policy adopted by us to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act or to comport with good corporate governance practices, as such policy may be amended from time to time.
The Form Agreement, among other things, also includes confidentiality provisions of an unlimited duration and non-competition, non-solicitation and non-disparagement restrictive covenants that extend for a period of one year following termination of the executive's employment. Finally, the Form Agreement provides us with the right to reduce any payments to the executive in the event that any payments that would otherwise be made pursuant to the Form Agreement or any other agreement between us and the executive would be subject to the excise tax imposed pursuant to Sections 280G and 4999 of the Code by reason of being contingent on a change in control. We will only have the right to reduce such payments if, as a result of such reduction, the executive would receive a net after-tax payment amount that is greater than the amount the executive would receive if no reductions were made and the executive had to pay such excise tax.
Acceleration of Equity Awards Upon A Change of Control
2008 Stock Incentive Plan
No further awards may be made under our 2008 Stock Incentive Plan. Restricted stock units and stock options remain outstanding under the 2008 Stock Incentive Plan.
All restricted stock units outstanding under the 2008 Stock Incentive Plan were vested upon our initial public offering and will be paid on the first anniversary of the initial public offering. An intervening change in control will not accelerate the payment.
Upon 30 days advance written notice by us to the participant of our intent to consummate a change in control, we shall have the right, exercisable in our sole discretion, to require that the participant exercise his or her right to purchase all the shares that the participant has a vested right to purchase under an existing stock option within the 10-day period following the expiration of the advance notice period. If the participant fails to exercise such right as to all the shares that the participant has a vested right to purchase within such 10-day period, then to the extent not so exercised, all remaining purchase rights under the outstanding stock options (regardless of their vested status) shall be immediately forfeited.
No acceleration of vesting will occur upon a change in control unless the committee provides otherwise in the specified award or otherwise consents in writing. In the event we merge with or into another corporation, or we experience a change in control, unless the award agreement provides otherwise, each outstanding award may be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation.
The committee may, without obtaining participant consent, require that each option that is outstanding on the date of a change in control be terminated as of the date of the change in control in exchange for a cash payment to the participant equal to the product of (a) the number of shares that the participant has a vested and, if approved by the committee, the unvested right to purchase under the award as of the date of the change in control and (b) the excess (if any) of the price paid for a share of common stock in the change in control transaction (as determined by the committee) over the purchase price per share under such stock option. Each stock option that is outstanding and unexercised immediately prior to the change in control, whether vested or unvested, that has an exercise price greater than or equal to the price paid for a share of common stock in the change in control (as determined by the committee), may be cancelled at such time, without obtaining participant consent, by the committee.
For purposes of the 2008 Stock Incentive Plan, "change in control" means the occurrence of the following events, subject to certain exceptions: (a) any person (other than us, a trustee or other fiduciary holding securities under an employee benefit plan of our company or an underwriter) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 70% of the total voting power of our company; (b) the consummation of a merger or consolidation of our company with or into any other corporation or any other corporate reorganization if more than 70% of the combined voting power of our voting securities or such surviving entity (or any parent thereof) outstanding immediately after such merger, consolidation or reorganization is owned by persons who were not stockholders of our company immediately prior to such merger, consolidation or reorganization; (c) the complete liquidation or dissolution of our company; or (d) the sale or disposition of all or substantially all of our assets.
2013 Long Term Incentive Plan
Our 2013 Long-Term Incentive Plan provides that the effect of a change in control on outstanding awards under is to be specified at the time of grant or otherwise in accordance with the terms of the 2013 Long-Term Incentive Plan. The awards made under the 2013 Long-Term Incentive Plan since our initial public offering do not contain special provisions that apply in the event of a change in control.
In the event of a merger or other corporate transaction affecting us or our common stock, the compensation committee may, without participant consent, take certain actions with respect to outstanding awards, including cancelling the award in return for a cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of a stock option or stock appreciation right, the amount of such payment may be the excess of value of the shares of common stock subject to the award at the time of the transaction over the exercise price.
For purposes of the 2013 Long-Term Incentive Plan, a “change in control” means a change in control event within the meaning of Code Section 409A and applicable guidance issued thereunder. Generally, a change in control event within the meaning of Section 409A means (a) an acquisition by a person or group of ownership of our common stock that, together with stock already owned by such person or group, constitutes more than 50 percent of the total fair market value or voting power of our common stock, (b) an acquisition by a person or group of ownership of our common stock possessing 30 percent or more of the total voting power of our common stock (taking into account any acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group), (c) the replacement of a majority of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors before the date of the appointment or election, or (d) an acquisition by a person or group of our assets that have a total gross fair market value (determined without regard to any liabilities associated with the assets) equal to or more than 40 percent of the total gross fair market value of all of our assets immediately before such acquisition (taking into account any acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group).

COMPENSATION OF DIRECTORS
The following table provides information concerning the compensation earned by or paid in cash to our non-management directors for fiscal 2013. Our Chief Executive Officer did not receive additional compensation for his service as a director and, consequently, is not included in the table. The compensation received by our Chief Executive Officer as an employee is presented in the “Fiscal 2013 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Gregory J. Besio	28,125	70,000	70,000	168,125
Matthew J. Botica	39,375	70,000	70,000	179,375
Edward K. Chandler	28,125	70,000	70,000	168,125
David Habiger	26,250	70,000	70,000	166,250
R. Michael Murray, Jr.	45,000	70,000	70,000	185,000
General Peter Pace	24,375	70,000	70,000	164,375
David G. Patterson	24,375	70,000	70,000	164,375
Robert P. Wayman	45,000	70,000	70,000	185,000
_______________________
(1) On June 7, 2013, each director was awarded 4,667 restricted stock units that will vest in full on June 7, 2014. The amounts reported in the stock awards column represent the grant date fair value of the restricted stock units granted to the directors, as computed in accordance with ASC 718 without regard to estimated forfeitures.  The assumptions used in calculating the grant date fair value of these restricted stock units reported are set forth in Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K. for the year ended September 30, 2013. As of September 30, 2013, the following directors owned restricted stock units in the amounts indicated after their names: Mr. Besio (4,667), Mr. Botica (4,667), Mr. Chandler (4,667), Mr. Habiger (4,667), Mr. Murray (15,861), General Pace (4,667), Mr. Patterson (4,667), and Mr. Wayman (16,825).

(2) On June 7, 2013, each director was awarded 10,324 stock options with an exercise price of $15.00 that will vest in full on June 7, 2014. The amounts reported in the option awards column represent the grant date fair value of options. The assumptions used in determining the grant date fair value of options are described in Note 14 of our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2013. As of September 30, 2013, the following directors owned stock options in the amounts indicated after their names: Mr. Besio (10,324), Mr. Botica (10,324), Mr. Chandler (10,324), Mr. Habiger (10,324), Mr. Murray (77,026), General Pace (10,324), Mr. Patterson (10,324), and Mr. Wayman (74,360).

In March 2013, our Board adopted the following director compensation plan for our non-employee directors. Each non-employee director receives an annual cash retainer of $30,000. The chairman of the audit, executive, compensation and nominating and corporate governance committees receives an additional annual fee of $20,000,

$20,000, $10,000 and $7,500, respectively. The other members of those committees receive an annual fee of $7,500, $10,000, $5,000 and $2,500, respectively. In addition, each non-employee director receives an annual grant of RSUs with a grant date fair value of $70,000 and an annual grant of stock options with a grant date fair value of $70,000. The equity awards vest one year from their effective grant dates and expire on the tenth anniversary of their grant dates.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
The following table includes information as of September 30, 2013 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	4,010,836	$14.41 (2)	4,871,476 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	4,010,836	$14.41	4,871,476

(1) Consists of the 2008 Stock Incentive Plan and the 2013 Long Term Incentive Plan. No further awards may be made under our 2008 Stock Incentive Plan. Includes an aggregate of 709,293 restricted stock units of which 623,374 are restricted stock units outstanding under the 2008 Stock Incentive Plan that became fully vested upon our initial public offering and will be paid on the first anniversary of the initial public offering. A total of 6,000,000 shares of our common stock have been reserved for issuance under the 2013 Long Term Incentive Plan.

(2) Weighted average exercise price of outstanding options; excludes restricted stock units.

(3) The total amount reported consists only of shares available for future issuance under the 2013 Long Term Incentive Plan, which may be issued in connection with awards of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units.

PROPOSAL NO. 2-APPROVAL OF THE TEXTURA CORPORATION EMPLOYEE STOCK
PURCHASE PLAN
On November 19, 2013, our Board authorized and approved the Textura Corporation Employee Stock Purchase Plan (the “Plan”), subject to stockholder approval. Subject to the approval of our stockholders, the Plan will become effective as of January 1, 2014.
The purpose of the Plan is to provide our eligible employees and eligible employees of our participating companies (sometimes referred to together with us as the “Company”) the opportunity to become stockholders through the purchase of shares of our common stock. Our Board believes that it is in the best interest of us and our stockholders to approve the Plan.
The principal features of the Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan is attached to this Proxy Statement as Annex A and is incorporated herein by reference. Definitions in this Proposal 2 are applicable only within this section.
Stockholders are asked to approve the Plan in order for awards under the Plan to be eligible for special tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and to comply with New York Stock Exchange regulations.

Administration
The Plan will be administered by a committee appointed by our Board (the “Committee”). The Committee shall have the authority to appoint an “Administrator” of the Plan. Subject to the terms and conditions of the Plan, the Committee will have the authority and duty to (a) manage and control the operation of the Plan; (b) conclusively interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules, regulations and procedures relating to the Plan; (c) correct any defect or omission and reconcile any inconsistency in the Plan; and (d) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The Administrator will perform such functions with respect to the Plan as the Committee and the Administrator agree. The determination of the Committee and the Administrator, respectively, on matters within their respective authorities will be conclusive and binding on the Company, the Participants and all other persons. Any decision of the Committee shall be made by a majority of its members.

Eligibility
Employees of the Company whose customary employment is more than 20 hours per week are eligible to participate in the Plan as more fully described below. We or the Committee will determine whether a company is a participating company. In order to be a participating company, a subsidiary must be our present or future subsidiary as defined under applicable Code rules. As of December 10, 2013, approximately 374 employees are eligible to participate in the Plan.
How Participation in the Plan Works
Offering Periods
The Plan gives Plan participants the right to purchase shares of our common stock using amounts deducted from their pay during six-month periods commencing each April 1 and October 1 called “Offering Periods”. The first Offering Period under the Plan will commence as of April 1, 2014 and will end on September 30, 2014.
Participation
An eligible employee elects to become a “Participant” in the Plan for an Offering Period by filing a “Participation Election” with the Administrator in the time, form and manner specified by the Administrator (which may include electronically). Payroll deductions will be made from a Participant’s base pay for each payroll period during an Offering Period during which the Participation Election is in effect in such amounts authorized by the Participant in his or her Participation Election (not less than one nor more than 10 percent or such other minimum and/or maximum amounts permitted by the Committee). Payroll deductions will be made only after all other withholdings, deductions, garnishments and similar deductions have been made. A Participant’s Participation Election for an Offering Period will remain in effect for the entire Offering Period unless suspended or revoked earlier as described below.
Grants of Options and Limitations
As of the first day of an Offering Period (the “Grant Date”), each Participant for such Offering Period will be considered to have been granted an option under the Plan which, subject to the terms and conditions of the Plan, grants the Participant the right to purchase shares of our common stock under the Plan on the last business day of the Offering Period (the “Exercise Date”) and at the Exercise Price (as described below); provided, however, that:
(a)     no Participant will be granted an option on any Grant Date if the Participant, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of shares of us or our subsidiaries;
(b)    for any calendar year, no Participant may purchase shares under the Plan (or any other employee stock purchase plan of ours or any of our subsidiaries) having a fair market value (as determined as of the Grant Date) in excess of $25,000; and
(c)    no Participant will be granted an option to purchase more than 1,000 shares of our common stock for any Offering Period.
Plan Accounts
All payroll deductions made with respect to a Participant will be credited to his or her bookkeeping account under the Plan. A Participant may participate in the Plan only through payroll deductions and no other contributions will be accepted. No interest will accrue or be paid on any amount credited to a Participant’s account (or withheld from a Participant’s pay).
Amounts credited to a Participant’s Plan account will not be credited with interest and, in general, all amounts credited to the account for an Offering Period will be used to purchase shares of our common stock under the Plan for that Offering Period. Amounts credited to a Participant’s account for one Offering Period will not be used to purchase shares with respect to any other Offering Period. Generally, no cash refunds will be provided to the Participant from amounts credited to his or her account under the Plan; provided, however, that, upon termination of participation, amounts will be returned to the Participant as described in greater detail below.
Purchases
On each Exercise Date, each Participant whose participation in the Plan for that Offering Period has not terminated will be deemed to have exercised his or her option with respect to that number of whole shares of our common stock equal to the quotient of (a) the balance in the Participant’s account as of the Exercise Date, and (b) the Exercise Price. The “Exercise Price” will be equal to the lesser of (i) 85% of the fair market value of a share of our common stock on the Grant Date, or (ii) 85% of the fair market value of a share of our common stock on the Exercise Date, rounded up to the nearest cent. Any amounts remaining in a Participant’s account as of any Exercise Date after the purchase of shares will be distributed to the Participant as soon as practicable after the Exercise Date. The closing price of the common stock on December 19, 2013 was $40.39.
Shares purchased by a Participant under the Plan will be issued in the name of the Participant or, if specified by the participant in his Participation Election, in the Participant’s name and the name of one other person as joint tenants with right of survivorship or as tenants in common. Shares will be uncertificated but a stock certificate for whole shares will be delivered to the Participant upon the Participant’s request.
Unless otherwise provided by the Committee in writing, with respect to any shares of our common stock acquired pursuant to the Plan, no Participant may sell, transfer or otherwise dispose of any such shares prior to the later of (i) the second anniversary of the Grant Date or (ii) the first anniversary of the Exercise Date of the Option. The foregoing will not apply for periods following the death of the Participant.
Termination of Participation
A Participant may, at any time and for any reason, voluntarily suspend contributions to the Plan during an Offering Period by notifying the appropriate payroll office at least 10 business days (or such other period provided by the Committee) before the payroll period in which such suspension is to be effective. If a Participant elects to suspend contributions during an Offering Period, the Participant’s payroll deductions for the remainder of the Offering Period will cease (and he or she will not be permitted to resume payroll deductions for the remainder of the Offering Period) and the balance in the Participant’s account determined as of the effective date of his or her suspension will be used as of the next Exercise Date to purchase shares of our common stock under the Plan.
A Participant (including a Participant who previously elected to have contributions suspended) may, at any time and for any reason, voluntarily withdraw from participation in the Plan for an Offering Period by notifying the appropriate payroll office at least 10 business days (or such other period provided by the Committee) before the next payroll period in which the withdrawal is to be effective. If a Participant elects to withdraw from participation during an Offering Period, the Participant’s participation in the Plan for that Offering Period will terminate and the Participant’s payroll deductions for the remainder of the Offering Period will cease (and the Participant will not be permitted to resume payroll deductions for the remainder of the Offering Period). The balance of the Participant’s account determined as of the effective date of his or her withdrawal will be paid to him or her in cash as soon as practicable following the effective date of his or her withdrawal and no shares of our common stock will be purchased on behalf of the Participant for the Offering Period in which the withdrawal occurs. A Participant’s withdrawal from the Plan during an Offering Period will have no effect on the Participant’s eligibility to participate in a subsequent Offering Period.
A Participant’s participation in the Plan will be automatically terminated immediately upon termination of his or her employment with the Company for any reason and the Participant’s account balance (including any balance of a Participant who previously suspended contributions) will be returned to him or her in cash as soon as possible thereafter (and will not be used to purchase shares of our common stock).
Shares Subject to the Plan
The shares of our common stock that may be issued under the Plan will be shares currently authorized but unissued or currently held or subsequently acquired by us as treasury shares or purchased in the open market or in private transactions (including shares purchased in the open market with Participants’ account balances under the Plan). Subject to adjustment upon changes in our capitalization as described below, the number of shares of our common stock that may be issued under the Plan will not exceed 1,000,000 shares. In the event of the expiration, withdrawal, termination or other cancellation of an option under the Plan, the number of shares of our common stock that were subject to the option but not delivered will again be available for issuance under the Plan.
If, on an Exercise Date, Participants in the aggregate have outstanding options to purchase more shares of our common stock than are available to purchase under the Plan, each Participant will be eligible to purchase a reduced number of shares on a pro rata basis and any excess payroll deductions will be returned to such Participants, without interest, all as provided by uniform and nondiscriminatory rules adopted by the Committee.
Adjustments
In the event of any transaction involving us (including, without limitation, any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, exchange or other distribution with respect to shares of our common stock or other change in the corporate structure or capitalization affecting the shares of our common stock), the Committee will make adjustments to the Plan and options under the Plan as the Committee determines appropriate in its sole discretion to preserve the benefits or potential benefits of the Plan and options. Action by the Committee may include (a)

adjustment to the number and kind of shares which are or may be subject to options under the Plan, (b) adjustment to the number and kind of shares subject to outstanding options under the Plan, (c) adjustment to the Exercise Price of outstanding options under the Plan, (d) cancellation of outstanding options, and (e) any other adjustments that the Committee determines to be equitable.
Amendment and Termination of the Plan
Our Board may, at any time and in any manner, amend, suspend or terminate the Plan or any election outstanding under the Plan; provided, however, that no such amendment will be made without approval of our stockholders to the extent such approval would be required under Section 423 of the Code, the rules of any securities exchange or similar entity on which our common stock is listed or otherwise by applicable law.
Transferability
Neither the right of a Participant to purchase shares of our common stock under the Plan, nor his or her account balance, may be transferred, pledged or assigned by the Participant other than by will or the laws of descent and distribution and an option granted under the Plan may be exercised during a Participant’s lifetime only by the Participant.
United States Federal Income Tax Consequences
The following is a brief discussion of the U.S. Federal income tax treatment that will generally apply to grants of options and purchases under the Plan by U.S. taxpayers based on the current U.S. Federal tax laws and regulations presently in effect, which are subject to change, and it does not purport to be a complete description of the Federal income tax aspects of the Plan. The following does not discuss any state and local tax consequences in connection with grants of options and purchases under the Plan.
No income will be taxable to a Participant upon the grant of an option under the Plan or at the time shares of our common stock are purchased under the Plan and we will not be entitled to a deduction. Upon the disposition of the shares acquired upon exercise of an option, a Participant in the Plan may become liable for tax and we may be entitled to a deduction, as summarized below.
In the event that shares of our common stock acquired pursuant to the Plan are sold or disposed of (including by way of gift) at least 2 years after the date the option is granted and at least one year after the relevant Exercise Date, the excess of the fair market value of the shares at the Exercise Date over the Exercise Price will be treated as ordinary income to the Participant. Any further gain on disposition will be treated as capital gain and any loss will be treated as a capital loss. If the Participant holds the acquired shares for the periods described above, we will not be entitled to a deduction for Federal income tax purposes with respect to shares transferred to a Participant.
In the event shares of our common stock are sold or disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the Exercise Date over the Exercise Price will be treated as ordinary income to the Participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the Exercise Date, the same amount of ordinary income is attributed to a Participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on the Exercise Date. If a sale or disposition occurs before the expiration of the holding periods described above, we will be entitled to a deduction for the taxable year in which such sale or disposition occurs in the same amount includible as compensation in the Participant’s gross income.

Plan Benefits

The benefits to be derived under the Plan by any individual are currently undeterminable. Participation in the Plan is entirely voluntary and benefits will only be realized for those employees who choose to allocate a portion of their compensation to the purchase of our common stock. The total number of shares to be purchased during each offering period cannot be determined in advance, as it will vary based on individual elections and the price of our common stock on the grant date and the exercise date.

The Board recommends that you vote "FOR" approval of the Textura Corporation Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
In performing its functions, the audit committee acts in an oversight capacity and relies on the work and assurances of (i) the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal controls, and (ii) the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting.
Within this framework, the audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2013. The audit committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP, the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.
Based upon these reviews and discussions, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.
AUDIT COMMITTEE
Robert P. Wayman, Chairman
Gregory Besio
Edward K. Chandler

PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal 2013. We expect that one or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. Our audit committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2014. We are asking our stockholders to ratify such selection. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, if the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, our audit committee will consider the selection of another independent registered public accounting firm for 2015 and future years. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit and other services rendered.
Principal Accounting Fees and Services

	Fiscal Years
	2013	2012
	(in thousands)
Audit Fees (1)	$1,122	$1,124
Audit-Related Fees	—	—
Tax Fees (2)	248	50
All Other Fees	—	—

Total	$1,370	$1,174

The audit committee considered whether the provision of services other than audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

(1)
Audit fees consist of fees incurred for the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, services rendered in connection with our registration statements on Form S-1 and Form S-8 related to our initial public offering, our registration statement on Form S-1 related to our follow-on public offering and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Fees incurred related to the review of our registration statements and the issuance of comfort letters and consents in connection with our initial public offering and follow-on offering were $369,000 and $299,000, respectively, for the years ended September 30, 2013 and September 30, 2012.

(2)	Tax fees represent aggregate fees incurred related to the preparation of tax returns and other tax compliance and consulting services.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy for pre-approving audit and non-audit services and associated fees of the Company’s independent registered public accounting firm. Under this policy, the audit committee must pre-

approve all services and associated fees provided to the Company by its independent registered public accounting firm, with certain exceptions described in the policy.
All services provided to the Company by PricewaterhouseCoopers LLP in fiscal 2013 and fiscal 2012 and related fees were pre-approved by the audit committee.

The Board recommends that you vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on our review of such reports received or written representations from such Reporting Persons, the Company believes that during fiscal 2013 all Reporting Persons complied with all applicable reporting requirements under Section 16(a), with the following exceptions:

•
A Form 3 filing to be made on behalf of each of David G. Patterson, Northwater Capital Inc., Northwater Capital Management, and Northwater Intellectual Property Fund I was late in addition to two Form 4 filings to be made on behalf of David G. Patterson, Northwater Capital Inc., and Northwater Capital Management and one Form 4 filing for Northwater Intellectual Property Fund I.

ANNEX A

TEXTURA CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

TEXTURA CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
TEXTURA CORPORATION
Certificate
I,___________________, ______________ of Textura Corporation, having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true and correct copy of the Textura Corporation Employee Stock Purchase Plan as currently in effect.
WITNESS my hand this ___ day of ___________, 2013.

As Aforesaid

TEXTURA CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

1.Purpose; Effective Date. The Textura Corporation Employee Stock Purchase Plan (the “Plan”) has been established by Textura Corporation (the “Company”) effective as of January 1, 2014 (the “Effective Date”) to provide eligible employees of the Company and the Participating Companies (as defined herein) with an opportunity to become owners of the Company through the purchase of shares of Common Stock. It is intended that the Plan, and all rights granted hereunder, will meet the requirements of an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Plan and shall be interpreted and construed in all respects so as to be consistent with such requirements. The Plan shall remain in effect until all shares reserved for issuance hereunder have been issued or until the Plan is otherwise terminated in accordance with the provisions of Section 12 hereof.

2.Defined Terms. For purposes of the Plan, the following terms shall have the meaning specified.

(a)	Administrator. The term “Administrator” is defined in Section 9 hereof.

(b)	Base Pay. The term “Base Pay” means, for any period, an Eligible Employee’s basic cash compensation from the Company or a Participating Company for that period.

(c)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended, and, where applicable, includes Treasury regulations issued thereunder.

(d)	Committee. The term “Committee” is defined in Section 9 hereof.

(e)	Common Stock. The term “Common Stock” means common stock of the Company.

(f)	Company. The term “Company” is defined in Section 1 hereof.

(g)	Effective Date. The term “Effective Date” is defined in Section 1 hereof.

(h)	Eligible Employee. For any Offering Period, the term “Eligible Employee” means any employee of the Company or a Participating Company whose customary employment is more than 20 hours per week.

(i)	Exercise Date. The term “Exercise Date” means the last day of each Offering Period (or, if such day is not a business day, the next preceding business day).

(j)
Exercise Price. For any Offering Period, the term “Exercise Price” means the lesser of (i) 85% of the Fair Market Value of a share of Common Stock on the Grant Date, or (ii) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date, rounded up to the nearest cent.

(a)	Fair Market Value. The “Fair Market Value” of a share of Common Stock as of any date shall be determined in accordance with the following:

(i)
If, as of the applicable date, the Common Stock is listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)
If, as of the applicable date, the Common Stock is not listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing price of a share of Stock on the day preceding the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Company and regularly reporting the market price of Common Stock in such market.

(iii)	If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

(k)	Grant Date. The term “Grant Date” means the first day of each Offering Period.

(l)
Offering Period. The term “Offering Period” means the period beginning on April 1, 2014 and ending on September 30, 2014 and each six month period commencing thereafter beginning on each October 1 and April 1, respectively.

(m)	Option. The term “Option” is defined in Section 5 hereof.

(n)
Participant. With respect to any Offering Period, the term “Participant” means an Eligible Employee who has elected to participate in the Plan for that Offering Period by filing a Participation Election Form for such Offering Period.

(o)
Participating Company. The term “Participating Company” means any Subsidiary which has been designated as a Participating Company for purposes of the Plan by the Company or the Committee. Participating Companies are listed in Appendix A to the Plan. A Participating Company shall cease to be a Participating Company on the date specified by the Company or the Committee. A list of the Participating Companies as of the Effective Date is set forth in Appendix A hereto.

(p)
Participation Election. The term “Participation Election “ means, for any Offering Period, a Participant’s election to participate in the Plan for that Offering Period and to authorize payroll deductions under the Plan for that Offering Period, which election shall be made in the time, form and manner specified by the Committee (which may include electronically). A Participant’s Participation Election for an Offering Period will remain in effect for the entire Offering Period unless suspended or revoked earlier in accordance with the terms of the Plan.

(q)	Plan. The term “Plan” is defined in Section 1 hereof.

(r)	Plan Account. The term “Plan Account” means a separate bookkeeping account maintained for each Participant, which reflects the accumulated payroll deductions made on behalf of the Participant for any Offering Period, reduced for any distributions from such Plan Account pursuant to the provisions of the Plan.

(s)	Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.

(t)	Subsidiary. The term “Subsidiary” means a subsidiary corporation with respect to the Company as determined in accordance with Section 424(f) of the Code.

3.Shares Subject to Plan.

(a)
Shares Reserved. The shares of Common Stock which may be issued under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares or shares purchased in the open market or in private transactions (including shares purchased in the open market with Participants’ Plan Account balances under the Plan). Subject to the provisions of Section 3(c), the number of shares of Common Stock which may be issued under the Plan shall not exceed 1,000,000 shares.

(b)
Reusage of Shares. In the event of the expiration, withdrawal, termination or other cancellation of an Option under the Plan, the number of shares of Common Stock that were subject to the Option but not delivered shall again be available for issuance under the Plan.

(c)
Adjustments to Shares Reserved. In the event of any transaction involving the Company (including, without limitation, any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock), the Committee shall make such adjustments to the Plan and Options under the Plan as the Committee determines appropriate in its sole discretion to preserve the benefits or potential benefits of the Plan and the Options. Action by the Committee may include (i) adjustment of the number and kind of shares which are or may be subject to Options under the Plan, (ii) adjustment of the number and kind of shares subject to outstanding Options under the Plan, (iii) adjustment to the Exercise Price of outstanding Options under the Plan, (iv) cancellation of outstanding Options, and (v) any other adjustments that the Committee determines to be equitable.

(d)
Insufficient Shares. If, on an Exercise Date, Participants in the aggregate have outstanding Options to purchase more shares of Common Stock than are then available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis and any excess payroll deductions shall be returned to such Participants, without interest, all as provided by uniform and nondiscriminatory rules adopted by the Committee.

4.Participation. An individual who is an Eligible Employee on the first day of an Offering Period may elect to become a Participant in the Plan for that Offering Period by completing and filing a Participation Election Form in accordance with rules and procedures established by the Administrator. Notwithstanding any other provision of the Plan, individuals who are not treated as common law employees by the Company or a Participating Company on their payroll records are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. No employee of the Company or any Participating Company shall be eligible to participate in the Plan if the Committee determines that such participation could be in violation of any local law and that it is permissible to exclude such employees from participation in the Plan under Section 423 of the Code.

5.Grant of Options. As of each Grant Date, each Eligible Employee who is a Participant for such Offering Period shall be deemed to have been granted an “Option” under the Plan which, subject to the terms and conditions of the Plan, grants the Participant the right to purchase shares of Common Stock under the Plan on the Exercise Date and at the Exercise Price. Notwithstanding the foregoing:

(a)
no Participant shall be granted an Option to purchase shares of Common Stock on any Grant Date if such Participant, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or any Subsidiary;

(b)
no Participant may purchase under the Plan (or any other employee stock purchase plan of the Company or any Subsidiary) in any calendar year shares of Common Stock having a Fair Market Value (as determined as of the Grant Date) in excess of $25,000; and

(c)	no Participant shall be granted an Option to purchase a number of shares of Common Stock that exceeds 1,000 shares for any Offering Period.

The provisions of Section 5(b) shall be interpreted in accordance with Section 423(b)(8) of the Code. For purposes of this Section 5, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual.

6.Payroll Deductions. Payroll deductions pursuant to a Participant’s Participation Election Form shall commence with the first payroll period ending after the first day of the Offering Period to which the Participation Election Form relates. Payroll deductions under the Plan shall be subject to the following:

(a)
Source and Amount of Payroll Deductions. Payroll deductions shall be made from the Base Pay paid to each Participant for each payroll period in such amounts as the Participant shall authorize in his Participation Election Form. Subject to the provisions of Section 5, the Committee may, from time to time, establish uniform and nondiscriminatory minimum and maximum payroll deductions for any period and other rules relating to elections. Unless otherwise specified by the Committee, a Participant’s payroll deductions for any payroll period may not be less than one percent of Base Pay. Except as provided in Section 7, a Participant may not change his payroll deductions during an Offering Period.

(b)
Insufficient Pay. If a Participant’s Base Pay is insufficient in any payroll period to allow the entire payroll deduction contemplated under the Plan and his Participation Election Form, no deduction will be made for such payroll period. Payroll deductions will resume with the next payroll period in which the Participant has Base Pay sufficient to allow for the deductions. Payroll deductions under the Plan shall be made in any payroll period only after other withholdings, deductions, garnishments and the like have been made, and only if the remaining Base Pay is sufficient to allow the entire payroll deduction contemplated.

(c)
Participant’s Plan Account. All payroll deductions made with respect to a Participant shall be credited to his Plan Account under the Plan. A Participant may participate in the Plan only through payroll deductions and no other contributions will be accepted. No interest will accrue or be paid on any amount credited to a Participant’s Plan Account (or withheld from a Participant’s pay). Except as otherwise provided in Sections 7(b) or (c) or 8(d) all amounts in a Participant’s Plan Account will be used to purchase shares of Common Stock and no cash refunds will be made from such Plan Account. Any amounts remaining in a Participant’s Plan Account with respect to an Offering Period shall be returned to the Participant, without interest, and will not be used to purchase shares of Common Stock with respect to any other Offering Period under the Plan.

7.Termination of Participation.

(a)
Voluntary Suspension of Contributions. A Participant may, at any time and for any reason, voluntarily suspend contributions to the Plan during an Offering Period by notification of suspension delivered to the appropriate payroll office at least 10 business days (or such other period provided by the Committee) before the payroll period in which such suspension is to be effective. If a Participant elects to suspend contributions during an Offering Period, his payroll deductions for the remainder of the Offering Period shall cease (and he shall not be permitted to resume payroll deductions for the remainder of the Offering Period) and the balance in his Plan Account determined as of the effective date of his suspension shall be used as of the next Exercise Date to purchase shares of Common Stock under the Plan in accordance with the terms hereof.

(b)
Withdrawal. A Participant (including a Participant who previously elected to have contributions suspended in accordance with Section 7(a)), may, at any time and for any reason, voluntarily withdraw from participation in the Plan for an Offering Period by notification of withdrawal delivered to the appropriate payroll office at least 10 business days (or such other period provided by the Committee) before the next payroll period in which the withdrawal is to be effective. If a Participant elects to withdraw from participation during an Offering Period, his participation in the Plan for that Offering Period shall terminate, his payroll deductions for the remainder of the Offering Period shall cease (and he shall not be permitted to resume payroll deductions for the remainder of the Offering Period), the balance in his Plan Account determined as of the effective date of his withdrawal shall be paid to him in cash as soon as practicable following the effective date of his withdrawal and no shares of Common Stock will be purchased on behalf of the Participant for the Offering Period in which the withdrawal occurs. A Participant’s withdrawal from the Plan during an Offering Period shall have no effect on his eligibility to participate in subsequent Offering Period.

(c)
Termination of Employment. A Participant’s participation in the Plan shall be automatically terminated immediately upon termination of his employment with the Company and the Participating Companies for any reason and the balance in his Plan Account determined on his termination date shall be paid to him in cash as soon as practicable following his termination date and no shares of Common Stock will be purchased on behalf of the Participant for the Offering Period in which the termination date occurs.

8.Exercise of Option/Purchase of Shares.

(a)
Exercise of Option. On each Exercise Date, each Participant whose participation in the Plan for that Offering Period has not terminated shall be deemed to have exercised his Option with respect to that number of whole shares of Common Stock equal to the quotient of (i) the balance in the Participant’s Plan Account as of the Exercise Date and (ii) the Exercise Price.

(b)
Statements. As soon as practicable after each Exercise Date, a statement shall be provided to each Participant which shall include the number of shares of Common Stock purchased on the Exercise Date on behalf of such Participant under the Plan.

(c)
Registration/Certificates. Shares of Common Stock purchased by a Participant under the Plan shall be issued in the name of the Participant or, if so specified in the Participant’s Participation Election Form, in the Participant’s name and the name of one other person as joint tenants with right of survivorship or as tenants in common. Shares of Common Stock will be uncertificated; provided, however, that a stock certificate for whole shares shall be delivered to the Participant the upon the Participant’s request.

(d)
Excess Plan Account Balances. Any amounts remaining in a Participant’s Plan Account as of any Exercise Date after the purchase of shares described herein shall be distributed to the Participant as soon as practicable after the Exercise Date.

9.Administration. The Plan shall be administered by a Committee appointed by the Company’s Board of Directors (the “Committee”). The Committee shall have the authority to appoint an “Administrator” of the Plan. Subject to the terms and conditions of the Plan, the Committee shall have the authority and duty to (a) manage and control the operation of the Plan; (b) conclusively interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules, regulations and procedures relating to the Plan; (c) correct any defect or omission and reconcile any inconsistency in the Plan; (d) determine whether and to what extent a company will be a Participating Company; and (e) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The Administrator shall perform such functions with respect to the Plan as the Committee and the Administrator agree. The determination of the Committee and the Administrator, respectively, on matters within their respective authorities shall be conclusive and binding on the Company, the Participating Companies, the Participants and all other persons. Any decision of the Committee shall be made by a majority of its members.

10.Miscellaneous.

(a)
Mandatory Holding Period. Unless otherwise expressly provided by the Committee in writing, with respect to shares of Common Stock acquired pursuant to the exercise of any Option under the Plan, no Participant may sell, transfer or otherwise dispose of any shares of Common Stock that are acquired by the Participant pursuant to the exercise of such Option under the Plan prior to the later of (i) the second anniversary of the Grant Date of the Option and (ii) the first anniversary of the Exercise Date of the Option;

provided, however, that the foregoing restrictions shall not apply for periods following the Participant’s death.

(b)
Compliance with Applicable Laws; Limits on Issuance. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act, and the applicable requirements of any securities exchange or similar entity on which the Common Stock is listed. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act. All shares of Common Stock acquired pursuant Options granted hereunder shall be subject to any applicable restrictions contained in the Company's By-laws. In addition, the Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of Options as it may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Common Stock is then listed and/or traded, and restrictions under any blue sky or state securities laws applicable to such Common Stock.

(c)
Transferability. Neither the right of a Participant to purchase shares of Common Stock hereunder, nor his Plan Account balance, may be transferred, pledged or assigned by the Participant other than by will or the laws of descent and distribution and an Option granted under the Plan may be exercised during a Participant’s lifetime only by the Participant.

(d)
Notices. Any notice or document required to be filed with the Committee or Administrator, as applicable, under or with respect to the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid (or in such other form acceptable to the Committee or the Administrator, as applicable), if to the Committee, at the Company’s principal executive offices and, if to the Administrator, at the Administrator’s principal executive offices. The Committee and Administrator may, by advance written notice to affected persons, revise any notice procedure applicable to it from time to time. Any notice required under the Plan may be waived by the person entitled to notice.

(e)
Withholding. All amounts withheld pursuant to the Plan, shares of Common Stock issued hereunder and any payments pursuant to the Plan are subject to withholding of all applicable taxes and the Company and the Participating Companies shall have the right to withhold from any payment or distribution of shares or to collect as a condition of any payment or distribution under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution of shares otherwise required to be made pursuant to the Plan to be withheld or to surrender to the Company or its subsidiaries shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation; provided, however, in no event shall the fair market value of the number of shares so withheld (or accepted) exceed the amount necessary to meet the minimum Federal, state and local marginal tax rates then in effect that are applicable to the Participant and to the particular transaction.

(f)
Limitation of Implied Rights. The Plan does not constitute a contract of employment or continued service and participation in the Plan will not give any employee the right to be retained in the employ of the Company or any Participating Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan by a Participant shall not create any rights in such Participant as a stockholder of the Company until shares of Common Stock are registered in the name of the Participant.

(g)
Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

(h)	Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

(i)
Use of Payroll Deductions. All payroll deductions made under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions except as required by applicable law.

(j)	Governing Law. The laws of the State of New Jersey will govern all matters relating to the Plan except to the extent it is superseded by the laws of the United States.

11.Supplements. The provisions of the Plan as applied to the Company or any Participating Company or any group of employees of the Company or any Participating Company may, with the consent of the Company, be modified or supplemented from time to time by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement’s effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern. Notwithstanding the foregoing, in no event shall the provisions of any Supplement cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

12.Amendment or Termination of Plan. The Board of Directors of the Company may, at any time and in any manner, amend, suspend or terminate the Plan or any election outstanding under the Plan; provided, however, that no such amendment shall be made without approval of the Company’s stockholders to the extent such approval would be required under Section 423 of the Code, the rules of any securities exchange or similar entity on which the Common Stock is listed or otherwise by applicable law.

APPENDIX A
Participating Companies
Effective as of January 1, 2014

Any Subsidiary of Textura Corporation which incorporated in the United States.

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Standard Time, on February 2, 2014.
Vote by Internet
• Go to www.investorvote.com/TXTR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
1. To elect the three Class I directors listed in the accompanying proxy statement to serve for a term of three years or until their respective successors are duly elected and qualified.

NOMINEES:	For Withhold	For Withhold	For Withhold
01 - Edward K. Chandler	☐ ☐	02 - David Habiger ☐ ☐	03 - General Peter Pace ☐ ☐

2. Approval of the Textura Corporation Employee Stock Purchase Plan	For Against Abstain	3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2014	For Against Abstain
	☐ ☐ ☐		☐ ☐ ☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.edocumentview.com/TXTR

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — TEXTURA CORPORATION

Proxy for The Annual Meeting of Stockholders on February 3, 2014
Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Patrick J. Allin, Jillian Sheehan, and Ryan Lawrence, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of our common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Textura Corporation, to be held on Monday, February 3, 2014 at 8:30 a.m., Central time, at the Company’s executive offices located at 1405 Lake Cook Road, Deerfield, IL 60015, and at any adjournments or postponements thereof, as stated on the reverse side.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and in the discretion of the proxies on any other matter that properly comes before the meeting.

(Continued and to be signed on the reverse side.)